3 CAPITAL FUND 10-Q/A EXHIBIT 32.1

Exhibit 32.1

Certification

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned hereby certifies that:

(1) I have reviewed the Quarterly Report on Form 10-Q/A of InLand Capital Fund, L.P. (the "Report") to which this statement is an Exhibit;

(2) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(3) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of InLand Capital Fund, L.P.

By: Inland Real Estate Investment Corporation
General Partner

/S/ Brenda G. Gujral_________________________________

Name: Brenda G. Gujral
Title: President of the General Partner and
        principal executive officer of InLand Capital Fund, L.P
Date: March 26, 2004